EXHIBIT 16

                                December 19, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Xechem International, Inc. which we understand will be filed with the Commission, pursuant to Item 4 of the Company's Form 8-K report during the month of December 2000.

We agree with the statements concerning our firm in such Form 8-K.

                                        Very truly yours,

                                        /s/ Wiss and Company, LLP

                                        WISS AND COMPANY, LLP